SPLIT-DOLLAR AGREEMENT

                    SPLIT-DOLLAR AGREEMENT (this "Agreement") made and entered into as of this 20th day of December, 1996 by and between American Biltrite Inc., a Delaware corporation with principal offices and a principal place of business in the Commonwealth of Massachusetts (the "Corporation"), and Michael J. Glazerman, Trustee of the Marcus Family 1990 Insurance Trust u/t/d March 1, 1990 (the "Trust").

                    William M. Marcus, an individual residing in the Commonwealth of Massachusetts (the "Employee"), is employed by the Corporation as its Executive Vice
          President.

                    The Employee desires that his family be
          provided life insurance protection under a policy of life insurance insuring the life of Cynthia S. Marcus, the Employee's wife (the "Insured"). Such policy is described in Exhibit A attached hereto and by this reference is made a part hereof (the "Policy"). The Policy has been issued by Massachusetts Mutual Life Insurance Company (the "Insurer").

                    The Trust is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy, including without limitation the right to designate the Policy beneficiary.

                    The Corporation is willing to pay a portion of the premiums due on the Policy as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth.

                    The Corporation desires to have the Policy collaterally assigned to it by the Trust in order to secure the repayment of the amounts which it will pay toward the premiums on the Policy.

                    In consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

                    1.   PURCHASE OF POLICY.  The Trust has
                         purchased the Policy from the Insurer with a Selected Face Amount (as such term is defined in the Policy) of $5,100,000. The parties hereto agree that they will take all necessary action to cause the Insurer to issue the Policy and will take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the related collateral assignment filed with the Insurer relating to the Policy.

                    2. OWNERSHIP OF POLICY. The Trust shall be the sole and absolute owner of the Policy and shall have and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, including without limitation the right to designate the Policy beneficiary and the right to elect and change both the Selected Face Amount and the investment options of the Policy, except as may otherwise be provided herein.

                    3.   PAYMENT OF PREMIUMS.

                              a.   On or prior to the date which is
                         30 days prior to the due date of each
                         Policy premium, the Corporation shall
                         notify the Employee and the Trust of the exact amount due from the Trust to the Corporation hereunder toward payment of the Planned Annual Premium (as such term is defined in the Policy), which shall be an amount equal to the annual cost of current life insurance protection on the life of the Insured, measured by the lower of the P.S. 58 rate, set forth in Revenue Ruling 55-747 (or the corresponding applicable provision of any future Revenue Ruling), or the Insurer's current published premium rate for annually renewable term insurance for standard risks. The Trust shall pay such required contribution to the Corporation prior to the premium due date. If the Trust fails to make such timely payment, the Corporation, in its sole discretion, may elect to make such portion of the premium payment, which payment shall be recovered by the Corporation as provided herein.

                              b.   On or before the due date of
                         each Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of the Planned Annual Premium to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium. Except with the consent of the Trust, the Corporation shall not pay less than the Planned Annual Premium, but it may, in its discretion, at any time and from time to time, subject to acceptance of such amount by the Insurer, pay more than the Planned Annual Premium or make other premium payments on the Policy. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes as a result of the insurance protection provided to the Policy beneficiary.

                    4.   COLLATERAL ASSIGNMENT.  To secure
                         repayment to the Corporation of the amount of the premiums on the Policy paid by it hereunder, the Trust has contemporaneously herewith assigned the Policy to the Corporation as collateral, under a form acceptable to the Insurer for such assignments. The collateral assignment of the Policy to the Corporation hereunder shall not be terminated, altered or amended by the Trust without the express written consent of the Corporation. The parties hereto agree to take all action necessary to cause such collateral assignment to conform to the provisions of this Agreement.

                    5.   LIMITATIONS ON TRUST'S RIGHTS IN POLICY.

                              a.   Except as otherwise provided
                         herein, the Trust shall not sell, assign, transfer, borrow against or withdraw from the cash surrender value of the Policy, surrender or cancel the Policy, change the beneficiary designation provision thereof or increase or decrease the Selected Face Amount without, in any such case, the express written consent of the Corporation.

                              b.   Notwithstanding any provision
                         hereof to the contrary, the Trust shall
                         have the sole authority to direct the
                         manner in which the Separate Account (as such term is defined in the Policy) established pursuant to the terms of the Policy shall be allocated among the various investment options from time to time available under the Policy and to change such allocation from time to time, as provided for in the Policy; provided, however, that at least 50% of the annual premium paid must at all times be allocated to one or more of the following: the Guaranteed Principal Account (as such term is defined in the Policy); a short-term government bond fund; or a money market account.

                              c.   The Corporation shall have the
                         right to borrow that portion of the loan value of the Policy equal in amount to the total amount of the premiums advanced by the Corporation on behalf of the Trust hereunder, reduced by any then outstanding indebtedness secured by the Policy which was incurred by the Corporation, including any interest due on such indebtedness (the "net premiums"). Interest on such Policy loan shall be the responsibility of the Corporation as such interest becomes due. The Trust shall have the right to borrow that portion of the loan value of the Policy equal in amount to the net premiums for the sole purpose of paying such amount to the Corporation under Section 8(a) of this Agreement if it is terminated during the lifetime of the Insured. In the event of any such borrowing, the loan proceeds shall be paid by the Insurer directly to the Corporation, and such payment shall discharge completely all obligations owing from the Trust to the Corporation under this Agreement with respect to the Policy. Interest on any such Policy loan shall be the responsibility of the Trust as such interest becomes due.

                    6.   COLLECTION OF DEATH PROCEEDS.

                              a.   Upon the death of the Insured,
                         the Corporation and the Trust shall
                         cooperate to take whatever action is
                         necessary to collect the death benefit
                         provided under the Policy.  When such
                         benefit has been collected and paid as
                         provided herein, this Agreement shall
                         thereupon terminate.

                              b.   Upon the death of the Insured,
                         the Corporation shall have the unqualified right to receive a portion of such death benefit equal to the net premiums paid by it. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the Policy beneficiary in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Corporation hereunder exceed the Policy proceeds payable as a result of the maturity of the Policy as a death claim. No amount shall be paid from such death benefit to the Policy beneficiary until the full amount due the Corporation hereunder has been paid.

                              c.   Notwithstanding any provision
                         hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Insured and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Corporation shall have the unqualified right to such premiums in an amount not to exceed the net premiums paid by it.

                    7.   TERMINATION OF THIS AGREEMENT DURING THE
                         LIFETIME OF THE INSURED.

                              a.   This Agreement shall terminate
                         during the lifetime of the Insured,
                         without notice, upon the occurrence of any of the following events: (a) total cessation of the Corporation's business;
                         (b) liquidation or dissolution of the
                         Corporation; or (c) termination of the
                         Employee's employment by the Corporation for Cause (as defined below). For the purposes of this Section 7(a), "Cause" shall mean (i) conviction of the Employee for any felony or for fraud or embezzlement; (ii) the Employee's willful and continued refusal to substantially perform reasonably assigned duties with the Corporation (other than any such refusal resulting from incapacity due to physical or mental illness or disability) after a written demand for substantial performance is delivered to the Employee identifying the manner in which the Corporation believes that the Employee has willfully and continuously refused to substantially perform his duties; or (iii) other willful misconduct by the Employee which is materially injurious to the Corporation. For the purposes of this
                         Section 7(a), no act or failure to act
                         shall be considered "willful" unless done or omitted to be done not in good faith and without reasonable belief that such action or omission was in the best interest of the Corporation.

                              b.   The Corporation may terminate
                         this Agreement at any time after the date which is 14 years after the Issue Date (as such term is defined in the Policy) by written notice to the Trust. Such termination shall be effective as of the date of such notice.

                              c.   In addition, the Trust may
                         terminate this Agreement, during the
                         Insured's lifetime and while no premium
                         under the Policy is overdue, by written
                         notice to the Corporation.  Such
                         termination shall be effective as of the date of such notice.

                    8.   DISPOSITION OF THE POLICY ON TERMINATION
                         OF THIS AGREEMENT DURING THE LIFETIME OF
                         THE INSURED.

                              a.   For 60 days after the date of
                         the termination of this Agreement during the Insured's lifetime under Section 7 of this Agreement, the Trust shall have the option of obtaining the release of the collateral assignment of the Policy to the Corporation. To obtain such release, the Trust shall repay to the Corporation an amount equal to the total amount of the net premiums paid by the Corporation.
                         Upon receipt of such amount, the
                         Corporation shall release the collateral assignment of the Policy by the execution and delivery of an appropriate instrument of release.

                              b.   If the Trust fails to exercise
                         such option within such 60-day period,
                         then, at the request of the Corporation, the Trust shall execute any document or documents required by the Insurer to transfer all interests of the Trust in the Policy, including without limitation the Trust's right to designate the Policy beneficiary, to the Corporation. Alternatively, the Corporation may enforce its right to be repaid the amount due it hereunder from the cash surrender value of the Policy under the collateral assignment of the Policy; provided, however, that in the event the cash surrender value of the Policy exceeds the amount due the Corporation hereunder, such excess shall be paid to the Trust. Thereafter, neither the Trust nor the Trust's successors, assigns or beneficiaries shall have any further interest in and to the Policy under the terms thereof or under this Agreement.

                    9. INSURER NOT A PARTY. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement or any modification or amendment hereof. No provision of this Agreement nor of any modification or amendment hereof shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the collateral assignment executed by the Trust and filed with the Insurer in connection herewith.

                    10.  NAMED FIDUCIARY, DETERMINATION OF
                         BENEFITS, CLAIMS PROCEDURE AND
                         ADMINISTRATION.

                              a.   The Corporation is hereby
                         designated as the named fiduciary under
                         this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement. The Corporation may allocate to others certain aspects of the management and operational responsibilities of this Agreement, including by the employment of advisors and the delegation of any ministerial duties to qualified individuals.

                              b.   (1)  Claim.

                         A person who believes that he or she is
                         being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Corporation, setting forth his or her claim. The request must be addressed to the President of the Corporation at its then principal place of business.

                                   (2)  Claim Decision.

                         Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within 90 days and shall, in fact, deliver such reply within such 90-day period. Upon written notice prior to the expiration of the 90-day reply period, the Corporation may, however, extend the reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (A) the specific reason or reasons for such denial; (B) the specific reference to pertinent provisions of this Agreement on which such denial is based;
                         (C) a description of any additional
                         material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (D) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (E) the time limits for requesting a review under subsection (3) and for review under subsection (4) of this section 10(b). If a notice of denial is not received within the reply period, the claim shall be deemed denied and the Claimant shall be permitted to request review, as set forth below.

                                   (3)  Request for Review.

                         With 60 days after the receipt by the
                         Claimant of the written opinion described above (or, in the case of a deemed denial, within 60 days after the end of the reply period), the Claimant may request in writing that the Secretary of the Corporation (the "Secretary") review the determination of the Corporation. Such request must be addressed to the Secretary, at the Corporation's then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Secretary. If the Claimant does not request a review by the Secretary of the Corporation's determination within such 60-day period, he shall be barred and estopped from challenging the
                         Corporation's determination, except as may be otherwise provided herein.

                                   (4)  Review of Decision.

                         Within 60 days after the Secretary's
                         receipt of a request for review, he or she will review the Corporation's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, using language calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the 60-day time period be extended, the Secretary will so notify the Claimant and will render the written opinion as soon as possible, but no later than 120 days after receipt of the request for review. If the written opinion on review is not rendered within the 60-day period (or the 120-day period, if an extension is granted), the claim shall be deemed denied on review.

                                   (5)  Payment of Claim.

                         If and when a claim is determined to be
                         payable, the Corporation will promptly
                         issue a check to the Claimant.

                                   (6)  Other Remedies.

                         After exhaustion of the claims procedures set forth in this Section 10.b, nothing shall prevent any person from pursuing any other legal or equitable remedy otherwise available, including without limitation legal action in federal court.

                    11.  AMENDMENT.  This Agreement may not be
                         amended, altered or modified, except by a written instrument signed by the parties hereto or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

                    12.  BINDING EFFECT; NO THIRD-PARTY
                         BENEFICIARY.

                              This Agreement shall be binding upon
                         and inure to the benefit of the
                         Corporation and its successors and assigns and the Trust and its respective successors, assigns and beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and assigns, except that the Employee is a third-party beneficiary of this Agreement to the extent necessary to effectuate the intents and purposes of this Agreement.

                    13.  NOTICE.  Any notice, consent or demand
                         required or permitted to be given under
                         the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. Any such notice, consent or demand mailed to a party hereto shall be sent by United States certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service, charges prepaid, in each case addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

                    14.  GOVERNING LAW.  This Agreement, and the
                         rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

                                        MARCUS FAMILY 1990
                                        INSURANCE TRUST u/t/d
                                        MARCH 1, 1990

                                        By /s/ Michael J. Glazerman
                                           ---------------------------
                                           Name:   Michael J. Glazerman
                                           Title:  Trustee


          ATTEST:                       AMERICAN BILTRITE INC.

          /s/ Henry W. Winkleman        By /s/ Gilbert K. Gailius
          ----------------------           -------------------------
          Secretary                        Name:  Gilbert K. Gailius
                                           Title: Vice President


                                   EXHIBIT A
                                   ---------

               The following life insurance policy is subject to the attached Split-Dollar Agreement:

          Insurer:  Massachusetts Mutual Life Insurance Company

          Insured:  Cynthia S. Marcus

          Policy Number:  0025310

          Selected Face Amount of Insurance:  $5,100,000

          Date of Issue:  December 16, 1996